Exhibit 99.1

Contact Information:

Investors:	Media:
Brainerd Communicators, Inc.	Brainerd Communicators, Inc.
John Buckley and Corey Kinger	Kevin Dinino
(212) 986-6667	(212) 986-6667

Weight Watchers International, Inc.

Ann Sardini

(516) 390-1849

FOR IMMEDIATE RELEASE

WEIGHT WATCHERS REPORTS 2003 THIRD QUARTER
AND NINE MONTHS RESULTS

Woodbury, NY, November 5, 2003 — Weight Watchers International, Inc.  (NYSE: WTW) today announced results for the third quarter and the nine months ended September 27, 2003.

Third Quarter Performance

For the third quarter of 2003, net revenues grew 15% to $217.5 million, as compared to $189.2 million for the third quarter of 2002. Worldwide attendance growth in company-owned operations was 11% (1.9% excluding the impact of acquisitions). In addition, worldwide product sales grew 19%.

Operating income for the third quarter of 2003 was $74.0 million as compared to $74.4 million in the prior year’s third quarter. Fully-diluted earnings per share were $0.38 for the quarter excluding the impact of expenses associated with the early extinguishment of debt, net of currency and hedging activities.  In the third quarter of 2002, fully-diluted earnings per share were $0.35 excluding the unrealized gains and losses associated with the marking-to-market of foreign currency denominated debt, net of hedges. Including these costs in each year, reported net income was $11.5 million or $0.10 per fully-diluted share in 2003 as compared to $36.8 million or $0.34 per fully-diluted share in the third quarter of 2002.

Nine Months Performance

For the first nine months of 2003, net revenues grew 17% to $727.8 million, as compared to $619.6 million for the first nine months of 2002. Worldwide attendance growth in company-owned operations was 10% (2.8% excluding the impact of acquisitions).  In addition, worldwide product sales increased 21% over the prior year period.

Operating income for the nine months ended September 27, 2003 was $251.1 million, an increase of 6.4% from $236.0 million for the prior year’s period.  Reported net income for the nine months was $105.8 million, or $0.96 per fully-diluted share, versus $115.1 million, or

$1.05 per fully-diluted share, in the prior year.  Net income per fully-diluted share for the first nine months in 2003, excluding the unrealized currency gains and losses net of hedges in both periods and the third quarter costs associated with the early extinguishment of debt, was $1.28 per share, versus $1.12 per share in the prior year period.

Commenting on the Company’s results, President and Chief Executive Officer Linda Huett, said, “The FlexPoints launch in NACO jumped out to a solid start and has been well received, but our U.S. attendance growth continues to be affected by the media hype around low-carb diets. I am pleased by the strong performance of our international operations during the quarter.”

The Company announced that it expects to report fourth quarter earnings of $0.35 to $0.36 per fully-diluted share, finishing the year at $1.59 to $1.60 per fully-diluted share excluding the third quarter costs associated with the early extinguishment of debt, net of currency and hedging activities. At its conference call to report year-end 2003 results, the Company will provide specific guidance for fiscal 2004 and expects its guidance to be within the analysts’ current range of fully-diluted earnings estimates of $1.90 to $2.12 per share.

Third Quarter Conference Call

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Linda A. Huett, President and CEO, and Ann M. Sardini, CFO, will discuss third-quarter results and answer questions from the investment community.  Live audio of the conference call will be webcast at www.weightwatchersinternational.com.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight loss services, operating in 30 countries through a network of company-owned and franchise operations.  Weight Watchers holds over 44,000 weekly meetings where members receive group support and education about healthy eating patterns, behavior modification and physical activity.  In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by the company pursuant to United States securities laws contain discussions of these risks and uncertainties. Weight Watchers International assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review our filings with the United States Securities and Exchange Commission (which are available from the SEC’s EDGAR database at http://www.sec.gov, at various SEC reference facilities in the United States and via the company’s website at http://www.weightwatchersinternational.com).

# # #

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

	September 27, 2003	December 28, 2002

ASSETS
Current assets	$139.0	$145.4
Property and equipment, net	16.0	12.5
Goodwill, trademarks and other intangible assets, net	489.9	310.6
Deferred income taxes	115.1	131.5
Deferred financing costs, other	7.2	9.9
TOTAL ASSETS	$767.2	$609.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$136.5	$123.4
Long-term debt	461.2	436.3
Deferred income taxes	3.2	3.3
Other	0.1	0.4
TOTAL LIABILITIES	601.0	563.4

Shareholders’ equity	166.2	46.5

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$767.2	$609.9

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended		Nine Months Ended
	Sep 27,	Sep 28,	Sep 27,	Sep 28,
	2003	2002	2003	2002
Revenues, net	$217.5	$189.2	$727.8	$619.6
Cost of revenues	107.3	85.6	336.7	277.7
Gross profit	110.2	103.6	391.1	341.9
Marketing expenses	18.2	14.4	85.5	60.8
Selling, general and administrative expenses	18.0	14.8	54.5	45.1
Operating income	74.0	74.4	251.1	236.0
Interest expense, net	8.0	10.6	28.9	31.8
Other expenses, net	0.9	3.5	3.2	15.7
Early extinguishment of debt	47.4	—	47.4
Income before income taxes	17.7	60.3	171.6	188.5

Provision for income taxes	6.2	23.5	65.8	73.1
Net Income	11.5	36.8	105.8	115.4
Preferred stock dividends	—	—		0.3
Net Income available to common shareholders	$11.5	$36.8	$105.8	$115.1

Net Income per share:
Basic	$0.11	$0.35	$0.99	$1.09
Diluted	$0.10	$0.34	$0.96	$1.05

Weighted average common shares outstanding:
Basic	106.9	106.1	106.7	105.9
Diluted	109.8	109.6	109.8	109.6

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN MILLIONS)

	Three Months Ended		Nine Months Ended
	Sep 27, 2003	Sep 28, 2002	Sep 27, 2003	Sep 28, 2002
Attendance
North America	8.3	7.2	26.8	24.1
International	6.0	5.6	20.4	18.8
Total Attendance	14.2	12.8	47.2	42.9

Supplemental Attendance Detail
UK	3.1	2.7	10.2	9.3
CE	2.1	2.0	7.6	6.9
Other	0.8	0.8	2.6	2.6
Total International Attendance	6.0	5.6	20.4	18.8

North America
Meeting Fees	93.9	83.7	300.1	272.2
Product Sales	37.0	32.1	126.3	112.2
Total	130.9	115.8	426.4	384.4

International
Meeting fees	47.5	39.5	163.4	126.8
Product Sales	26.9	21.6	94.3	70.1
Total	74.4	61.1	257.7	197.0

Total WWI Sales
Meeting Fees	141.4	123.2	463.6	399.0
Product Sales	64.0	53.8	220.6	182.3
Domestic Franchise Commissions	3.9	6.4	15.4	21.3
Foreign Franchise Commissions	1.4	1.3	4.8	4.4
All Other	6.9	4.5	23.5	12.6
Total WWI Sales	217.5	189.2	727.8	619.6

Note: Totals may not sum due to rounding.  Figures are rounded to the nearest one hundred thousand; percentage changes are based on rounded figures except for attendance percentage changes which are based on rounded figures to the nearest thousand.